                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                       ________________________________

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                       DATE OF REPORT:  AUGUST 12, 1996
                       (Date of earliest event reported)

                       ________________________________


                            GENCOR INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                       ________________________________


DELAWARE                        0-3821                     59-0933147

(State or other         (Commission File Number)         (IRS Employer
 jurisdiction of                                      Identification No.)
incorporation or
 organization)


            5201 NORTH ORANGE BLOSSOM TRAIL, ORLANDO, FLORIDA 32810
              (Address of principal executive offices, zip code)

                                (407) 290-6000
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

The Registrant and Ingersoll-Rand Company entered into an agreement whereby the Registrant will buy Ingersoll-Rand Company's PROCESS EQUIPMENT DIVISION ("PED") for approximately $72 million in cash. The transaction, to be funded primarily through asset based financing, is subject to certain closing conditions, including governmental approvals, and is expected to close on or about September 30, 1996.

PED employs over 500 people and has 9 manufacturing operations and numerous warehousing, distribution, and sales offices world-wide. PED manufactures machinery and equipment for grain pelleting, oil seed processing, and oil production, sugar production, and minerals extraction, with annual revenues of approximately $100 million and operating profits of approximately $10 million.

ITEM 7.  EXHIBITS.

         10.1        Purchase Agreement between Ingersoll-Rand
                     Company and Registrant, dated August 12, 1996.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GENCOR INDUSTRIES, INC.
                                        (Registrant)


Date: August __, 1996              By: \s\ John E. Elliott
                                       ---------------------------------
                                       John E. Elliott
                                       Executive Vice-President
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                                 EXHIBIT INDEX

Item                            Description
- ----                            -----------


10.1                            Purchase Agreement between Ingersoll-
                                Rand Company and Registrant dated
                                August 12, 1996